Exhibit (a)(ii)

ARTICLES OF AMENDMENT

OF

COHEN & STEERS LOW DURATION PREFERRED INCOME FUND, INC.

Changing its name to

COHEN & STEERS LIMITED DURATION PREFERRED AND INCOME FUND, INC.

Cohen & Steers Low Duration Preferred Income Fund, Inc., a Maryland corporation having its principal office in the State of Maryland in Baltimore, Maryland (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:         The charter of the Corporation is hereby amended by striking out Article SECOND of the Articles of Incorporation and inserting in lieu thereof the following:

“SECOND: The name of the corporation (hereinafter called the “Corporation”) is Cohen & Steers Limited Duration Preferred and Income Fund, Inc.”

SECOND:        The foregoing charter amendment was duly approved by a majority of the entire Board of Directors of the Corporation in accordance with Section 2-603(c) of the Maryland General Corporation Law. No stock entitled to be voted on the matter was outstanding or subscribed for at the time of approval.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President and attested by its Assistant Secretary on June 8, 2012.

COHEN & STEERS LOW DURATION PREFERRED INCOME FUND, INC.

By:	/s/ William F. Scapell
William F. Scapell
Vice President

ATTEST:

/s/ Tina M. Payne
Tina M. Payne Assistant Secretary

The UNDERSIGNED Vice President of Cohen & Steers Low Duration Preferred Income Fund, Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, all matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties for perjury.

/s/ William F. Scapell
William F. Scapell Vice President